EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the accompanying Quarterly report on Form 10-Q of Zyrox Mining International, Inc. for the quarter ended September 30, 2021, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly report on Form 10-Q for the quarter ended September 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly report on Form 10-Q for the quarter ended September 30, 2021 fairly presents, in all material respects, the financial condition and results of operations of Zyrox Mining International, Inc.

November 5, 2021	/s/ Jeffrey Wong Kah Mun
Name: Jeffrey Kah Mun
Title: Chief Executive Officer